                                  SCHEDULE 14A
                            SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. ____)

Filed by the Registrant  [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:
[X] Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by
    Rule 14a-6(e)(2))
[ ] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to ss240.14a-11(c) or ss240.14a-12

                         Summit Brokerage Services, Inc.
 -------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

 -------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required

[ ] Fee Computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1)  Title of each class of securities to which transaction applies:


2)  Aggregate number of securities to which transaction applies:


3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):


4)  Proposed maximum aggregate value of transaction:


5)  Total fee paid:


[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act
    Rule 0-11(a)(2) and identify the filing for which offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

1)  Amount Previously Paid:


2)  Form, Schedule or Registration Statement No.:


3)  Filing Party:


4)  Date Filed:

                         SUMMIT BROKERAGE SERVICES, INC.
                                 25 Fifth Avenue
                           Indialantic, Florida 32903

July ___, 2001




Dear Shareholder:

         You are cordially invited to attend the Annual Meeting of Shareholders of Summit Brokerage Services, Inc., a Florida corporation (the "Company"). The Annual Meeting will be held on Saturday, August 4, 2001 at 10:00 a.m. in the Grand Ballroom of the Hilton Beach Hotel, located at 3003 North AIA, Indialantic, Florida.

         Details of the business to be conducted at the Annual Meeting are given in the attached Notice of Annual Meeting and Proxy Statement.

         Whether or not you attend the Annual Meeting, it is important that your shares be represented and voted at the meeting. Therefore, I urge you to sign, date and promptly return the enclosed proxy in the enclosed postage-paid envelope. If you decide to attend the Annual Meeting and vote in person, you will of course have that opportunity.

         On behalf of the Board of Directors, I would like to express our appreciation for your continued interest in the affairs of the Company.

         We look forward to seeing you at the Annual Meeting.

                                       Sincerely,



                                       Richard Parker,
                                       Chairman of the Board
                                       and Chief Executive Officer

                         SUMMIT BROKERAGE SERVICES, INC.
                                 25 Fifth Avenue
                           Indialantic, Florida 32903


                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD ON AUGUST 4, 2001




To Our Shareholders:

         The Annual Meeting of Shareholders of the Company will be held on Saturday, August 4, 2001 at 10:00 a.m. in the Grand Ballroom of the Hilton Beach Hotel, located at 3003 North AIA, Indialantic, Florida, for the following purposes, as described in the attached Proxy Statement:

1.       To elect four directors of the Company.

2. To amend the Company's Amended and Restated Articles of Incorporation to increase the number of shares of common stock authorized for issuance from 10,000,000 shares to 20,000,000 shares.

3. To transact such other business as may properly come before the Annual Meeting and any adjournments or postponements thereof.

         The Board of Directors has fixed the close of business on June 22, 2001 as the record date for determining those shareholders entitled to notice of, and to vote at, the Annual Meeting and any adjournments or postponements thereof.

                                       By Order of the Board of Directors,


                                       Mark F. Caulfield,
                                       Chief Financial Officer,
                                       Secretary and Treasurer

Indialantic, Florida
Date: July ___, 2001



WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE, SIGN, DATE AND RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED POSTAGE PAID ENVELOPE AS PROMPTLY AS POSSIBLE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES. SHAREHOLDERS WHO EXECUTE A PROXY CARD MAY NEVERTHELESS ATTEND THE MEETING, REVOKE THEIR PROXY AND VOTE THEIR SHARES IN PERSON.

                         SUMMIT BROKERAGE SERVICES, INC.

                       PROXY STATEMENT FOR ANNUAL MEETING
                                 OF SHAREHOLDERS
                            TO BE HELD AUGUST 4, 2001


         This Proxy Statement has been prepared and is furnished by the Board of Directors of Summit Brokerage Services, Inc., a Florida corporation (the "Company" or "Summit"), in connection with the solicitation of proxies for the 2001 Annual Meeting of Shareholders of the Company, to be held at 10:00 a.m. on Saturday, August 4, 2001, in the Grand Ballroom of the Hilton Beach Hotel located at 3003 North AIA, Indialantic, Florida, and any adjournments or postponements thereof, for the purposes set forth in the accompanying notice of meeting.

         It is anticipated that this Proxy Statement and the accompanying form of proxy will be mailed to shareholders on or about July 5, 2001. The Company's Annual Report on Form 10-KSB, including audited financial statements for the fiscal year ended December 31, 2000, are being mailed or delivered concurrently with this Proxy Statement. The Annual Report is not to be regarded as proxy soliciting material. The Company's principal executive offices are located at 25 Fifth Avenue, Indialantic, Florida 32903.

                          INFORMATION CONCERNING PROXY

         The enclosed proxy is solicited on behalf of the Board of Directors of the Company. The giving of a proxy does not preclude the right to vote in person should any shareholder giving the proxy so desire. Shareholders have an unconditional right to revoke their proxy at any time prior to the exercise thereof, either in person at the Annual Meeting or by filing with the Secretary of the Company at the Company's headquarters a written revocation or duly executed proxy bearing a later date; however, no such revocation will be effective until written notice of the revocation is received by the Company at or prior to the Annual Meeting.

         The expense of soliciting proxies will be borne by the Company. Proxies will be solicited principally by mail, but directors, officers and regular employees of the Company may solicit proxies personally, by telephone or by facsimile transmission without additional compensation in respect therefor. The Company will reimburse custodians, nominees or other persons for their out-of-pocket expenses in sending proxy material to beneficial owners.

                             PURPOSES OF THE MEETING

         At the Annual Meeting, the Company's shareholders will consider and vote upon the following matters:

1.       To elect four directors of the Company.

2. To amend the Company's Amended and Restated Articles of Incorporation to increase the number of shares of common stock authorized for issuance from 10,000,000 shares to 20,000,000 shares.

3. To transact such other business as may properly come before the Annual Meeting and any adjournments or postponements thereof.

         Shares represented by a properly executed proxy received in time to permit its use at the Annual Meeting and any adjournments or postponements thereof will be voted in accordance with the instructions indicated therein. If no instructions are indicated, the shares represented by the proxy will be voted
(a) FOR the election of all four nominees for director, (b) FOR the proposal to amend the Company's Amended and Restated Articles of Incorporation to increase the number of shares of common stock authorized for issuance from 10,000,000 shares to 20,000,000 shares, and (c) in the discretion of the proxy holders as to any other matter which may properly come before the Annual Meeting.

                      OUTSTANDING SHARES AND VOTING RIGHTS

         The Board of Directors has set the close of business on June 22, 2001 as the record date (the "Record Date") for determining shareholders of the Company entitled to notice of and to vote at the Annual Meeting. As of the Record Date, there were 4,700,064 shares of common stock issued and outstanding, all of which are entitled to be voted on each matter to be presented for approval at the Annual Meeting on the basis of one vote for each share held. A majority of these shares of common stock will constitute a quorum for the transaction of business at the Annual Meeting.

         In determining the presence of a quorum at the Annual Meeting, abstentions are counted and broker or nominee non-votes (instances where brokers or nominees are prohibited from exercising discretionary authority for beneficial owners who have not returned a proxy) are not. As to all matters to be voted on by shareholders at the Annual Meeting, abstentions and broker non-votes have no legal effect on whether a matter is approved. Directors or nominees are elected by a plurality of the votes cast. The affirmative vote of a majority of the votes cast is required for approval and ratification of the proposal to increase the number of shares of authorized common stock and for any other matter that may be submitted to the vote of the shareholders.

         As of the Record Date, the directors and executive officers of the Company beneficially owned common stock representing 73.2% of the issued and outstanding shares of voting stock. Such persons have informed the Company that they intend to vote all of their shares of common stock in favor of the proposals set forth in this Proxy Statement.

         You are requested, regardless of the number of shares you hold, to sign the proxy and return it promptly in the enclosed envelope.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth certain information, as of June 15, 2001, with respect to the beneficial ownership of the Company's common stock by:
(i) each shareholder known by the Company to be the beneficial owner of more than 5% of the Company's common stock; (ii) each director; (iii) each executive officer named in the Summary Compensation Table; and (iv) all executive officers and directors as a group.

         NAME OF BENEFICIAL OWNER(1)(2)            NUMBER OF SHARES        PERCENTAGE
         ------------------------------            ----------------        ----------
         Richard Parker(3)(4)                         3,863,035               73.4%
         Mark F. Caulfield(5)                           180,000                3.7%
         Harry S. Green(6)                               87,500                1.9%
         Jack B. Root(6)                                 57,500                1.2%
         Ronald P. Caprilla(7)                            9,000                 *
         Michael E. Dujovne(8)                            8,000                 *
         Ronald George(8)                                 8,100                 *
         All officers and directors
           as a group (7 persons) (9)                 4,213,135               77.0%

----------------
* Less than one percent.
(1) Unless otherwise noted, the address of each person or entity listed is Summit Brokerage Services, Inc., 25 Fifth Avenue, Indialantic, Florida 32903.
(2) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of common stock subject to options, warrants or convertible securities that are currently exercisable, or exercisable within 60 days of June 15, 2001, are deemed outstanding for computing the percentage of the person holding such options, warrants or convertible securities but are not deemed outstanding for computing the percentage of any other person. Except as indicated by footnote and subject to community property laws where applicable, the persons named in the table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them.
(3) Includes 527,675 shares owned by Richard & Joan Parker, Jt. Ten., and 27,000 shares owned by Mr. Parker's spouse, Joan Parker.
(4) Includes 564,440 shares issuable pursuant to a currently exercisable stock purchase option, 404,440 of which are held by Mr. Parker solely and 160,000 of which are held by Mr. Parker's spouse, Joan Parker.
(5) Includes 160,000 shares issuable pursuant to a currently exercisable stock purchase option.
(6) Includes 23,000 shares issuable pursuant to a currently exercisable stock purchase option.
(7) Includes 8,000 shares issuable pursuant to currently exercisable stock purchase option and 1,000 shares Mr. Caprilla holds as custodian for his children.
(8) Includes 8,000 shares issuable pursuant to currently exercisable stock purchase option.
(9) Includes 771,440 shares issuable pursuant to currently exercisable stock purchase options.

I.       ELECTION OF DIRECTORS AND MANAGEMENT INFORMATION

NOMINEES

         The Company's Bylaws provide that the number of directors may be fixed from time to time by resolution of the Board of Directors, which number shall not be less than one. There are currently three directors and the number of directors has been fixed by the Board of Directors at five. Accordingly, the Company is seeking qualified individuals to fill the two vacancies, but does not anticipate selecting additional nominees as of the date of the Annual Meeting. The Board of Directors intends to continue its search for qualified individuals to fill the vacancies and, if it is successful, the Board of Directors intends to appoint such individuals to serve as directors until the next Annual Meeting of Shareholders. The Company's Bylaws provide that vacancies occurring on the Board of Directors may be filled by the affirmative vote of a majority of the remaining directors or by the shareholders of the Company. The Company's officers serve at the discretion of the Board of Directors and are elected by the Board of Directors annually.

         Each director elected at the Annual Meeting will serve for a term expiring at the 2002 Annual Meeting of Shareholders or until a successor has been duly elected and qualified. Richard Parker, Harry S. Green and Jack B. Root have been nominated as directors to be elected by the shareholders at this Annual Meeting, and proxies will be voted for Messrs. Parker, Green and Root absent contrary instructions. All of the nominees are currently directors of the Company.

         The Board of Directors has no reason to believe that any nominee will refuse or be unable to accept election; however, in the event that a nominee is unable to accept election or if any other unforeseen contingencies should arise, each proxy that does not direct otherwise will be voted for the remaining nominee, if any, and for such other person as may be designated by the Board of Directors.

         Certain biographical information regarding each nominee for election as a director of the Company is set forth under "Executive Officers and Directors" below.

         THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" ALL NOMINEES FOR DIRECTORS.

EXECUTIVE OFFICERS AND DIRECTORS

         The executive officers and directors of the Company are as follows:

         NAME                               AGE     TITLE
         ------------------                 ---     ------------------------------------
         Richard Parker                     49      Chairman and Chief Executive Officer
         Mark F. Caulfield                  43      Chief Financial Officer, Secretary and Treasurer
         Ronald F. Caprilla                 49      Vice President
         Ronald M. George                   49      Vice President
         Michael E. Dujovne                 34      Vice President
         Harry S. Green                     59      Director
         Jack B. Root                       67      Director


         Richard Parker, Chairman of the Board and Chief Executive Officer. Mr. Parker has served as the Company's Chairman of the Board and Chief Executive Officer since our inception in 1993. Mr. Parker, our founder, began his career in the financial services industry in 1974 as a licensed realtor. In 1975, he became the youngest licensed broker in the history of the Lakeland Board of Real Estate when he and his mother, Doris Parker, opened R/D Parker Realty, a franchise of Century 21, the nation's largest real estate sales organization. From 1975 to 1986, Mr. Parker sold, developed, built and managed real estate projects primarily throughout Polk County. During that time, he was recognized as a national sales leader for Century 21. In 1986, Mr. Parker became fully licensed to sell securities and insurance with Dean Witter. Following his tenure with Dean Witter, he became the branch manager of Anchor National Financial, a SunAmerica company. With Anchor National, Mr. Parker was the second highest producer nationally among the company's several hundred licensed representatives. During this time, Mr. Parker incorporated and began doing business as The Summit Financial Group, Inc. and the Summit Group of Companies. Summit Brokerage Service Inc., an NASD licensed broker/dealer, was added to the Summit Group of Companies by Mr. Parker in September 1993. Mr. Parker holds series 7, 63, 65 and 24 licenses, as well as life insurance and real estate licenses. Mr. Parker is employed full-time at Summit.

         Mark F. Caulfield, Chief Financial Officer, Secretary and Treasurer. Mr. Caulfield has served as the Company's Chief Financial Officer, Secretary and Treasurer since January 1998. From January 1996 through December 1997, Mr. Caulfield was Vice President of Finance and Administration for Kallmart Telecom, Inc. of Melbourne, Florida. Mr. Caulfield is a Certified Public Accountant with over 20 years in financial management, serving in such key roles as Chief Financial Officer, Vice President of Finance and Administration, as well as Controller. He has been involved with a number of similar rapidly growing companies, including such industries as hospitality management, travel and tourism, restaurant, and nuclear power service contracting. He has served on numerous business, charitable, and community boards and committees. He and his family currently devote a great deal of time to church and Rotary Club involvement. He is also a member of several professional associations, including the American Institute of Certified Public Accountants. Mr. Caulfield is employed full-time at Summit.

         Ronald Caprilla, Vice President - Operations. Mr. Caprilla has been Vice President of Operations of the Company since December, 2000. Prior to joining the Company, Mr. Caprilla had been a financial consultant and registered sales representative with A.G. Edwards & Sons, Inc, Melbourne, Florida, from 1982 to December 2000. Mr. Caprilla has worked in financial services during his entire career starting in military finance for the United States Army - Ft. Benning, Columbus, Georgia, after which he received a Bachelors Degree in Finance from the University of Central Florida, Orlando, Florida. Subsequent to graduation, he spent two years in the Peace Corps working for a Columbia development bank where he set up business management systems for small companies. Upon his return to the United States and prior to joining A.G. Edwards & Sons, Inc., Mr. Caprilla purchased and operated for four years a General Business Services franchise in Melbourne, Florida, that provided accounting and tax services to small businesses.

         Ronald George, Vice President and Director of Trading. Mr. George, has been Vice President and Director of Trading for the Company since May, 2000. Mr. George is also currently involved with several other businesses and is an officer, director and principal owner of Trine, Ltd., an investment company located in Naples, Florida, with which he has been associated since January 1994. He is also an officer, director and principal owner of Euro-American Private Client Services, Inc., Bonita Springs, Florida, since December 2000, whose business is financial planning. He is an officer, director and principal owner of Euro-American Futures, Inc., Bonita Springs, Florida, a securities firm. From February 1999 to May 2000, Mr. George was a registered representative with and branch manager for First American Investment Banking Corporation, Naples, Florida; and, from January l998 to February 1999 he was a registered representative and branch manager of Securities & Investment Planning Co., Naples, Florida.

         Michael Dujovne, Vice President - Compliance. Mr. Dujovne joined the Company in September 2000 as Vice President overseeing Compliance (Chief Compliance Officer), and also as Director of Licensing and as corporate counsel. Prior to joining the Company, Mr. Dujovne practiced law with Reinman, Harrell, Graham, Mitchell & Waltwood, Melbourne, Florida, from 1991 through 1994. Thereafter, he practiced law as a sole practitioner in Melbourne, Florida from January 1995 through November 2000, during which time he represented the Company on certain matters. Mr. Dujovne received his Juris Doctor from The Georgetown University Law Center, Washington, D.C.

         Harry S. Green, Director. Mr. Green was elected a director of Summit in August 1998. From 1966 until he retired in 1994, Mr. Green worked for Wal-Mart Stores, Inc. After graduation from University of Arkansas in 1970, he started in Wal-Mart's management program and was promoted to District Manager in 1977. In 1984, he was promoted to Regional Vice President and in 1988 he was Regional Vice President of Sam's, an affiliate of Wal-Mart. From 1990 to 1994, he worked with SuperCenters and was Operations Director for Bud's, an affiliate of Wal-Mart. Mr. Green is not employed full-time at Summit.

         Jack B. Root, Director. Mr. Root was elected a director of Summit in August 1998. Mr. Root is a 40 year veteran of the financial service industry. He began his career as a financial advisor and has worked his way up through the ranks of the industry. Mr. Root developed the Successful Money Management Seminars, Inc. and has since helped develop similar courses for Canada and New Zealand. He has presented over 3,500 hours of seminar instruction and has prepared financial plans for hundreds of individuals and families. He retired from Successful Money Management Seminars, Inc., in 1998. Mr. Root is not employed full-time at Summit.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Securities Exchange Act of 1934, as amended ("Exchange Act"), requires a reporting company's officers and directors and greater than ten percent shareholders (collectively, "Reporting Persons") to file reports of ownership and changes in ownership with the Securities and Exchange Commission ("SEC") and, if applicable, any exchange or national quotation system on which such company is listed. Reporting Persons are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file. The Company is required to report in its proxy statement and annual report the names of Reporting Persons whom the Company knows to be delinquent in
Section 16(a) filings for the previous fiscal year. Based solely upon a review of Forms 3, 4 and 5 and amendments to these forms furnished to us, all parties subject to the reporting requirements of Section 16(a) of the Exchange Act filed all such required reports with respect to fiscal year 2000. However, the Form 3 reports for Richard Parker, Mark F. Caulfield, Jack B. Root, Harry S. Green, Ronald F. Caprilla, Ronald M. George and Michael E. Dujovne, officers and/or directors of the Company, and Brian Best, a former director, were not timely filed; and, Form 4 reports for Messrs. Parker, Root, Green, and Best were not timely filed.

MEETINGS AND COMMITTEES OF THE BOARD

         The Board of Directors of the Company held one meeting during fiscal 2000 at which all directors were present and the Board of Directors took action 17 times by written consent.

         During fiscal 2000, the Board of Directors established a Compensation Committee comprised of Messrs. Brian R. Best and Jack B. Root. Mr. Best resigned on June 11, 2001 and was replaced by Mr. Harry S. Green. The Compensation Committee held no meetings during fiscal 2000 and took action twice by Written Consent. The Compensation Committee is responsible for establishing the compensation of the Chief Executive Officer and the next four most highly-paid executive officers of the Company, including salaries, bonuses, termination arrangements, stock options and other incentive compensation and executive officer benefits.

         The Company does not have an audit committee and therefore the Board of Directors has oversight responsibility for the Company's internal controls, financial statements and audit process. Richard Parker, a director of the Company, is not deemed independent under Nasdaq's definition of independence. See "Report of the Board of Directors on Matters Relating to the Audited Financial Statements."

         The Company does not have a nominating committee.

COMPENSATION OF DIRECTORS

         The Company reimburses all directors for their expenses incurred in attending meetings of the Board of Directors, but does not pay any director compensation for service as a director or attending board meetings. All directors are eligible for option grants under the Company's 2000 Incentive Compensation Plan. During fiscal 2000, the Company granted to each of its four directors an immediately exercisable option to purchase 10,000 shares of common stock at an exercise price of $2.50 per share, expiring ten years from the date of grant.

II.      AMENDMENT TO AMENDED AND RESTATED ARTICLES OF INCORPORATION

         On May 30, 2001, the Board of Directors approved an amendment to the Company's Articles of Incorporation (the "Amendment") to increase the number of shares of common stock authorized for issuance from 10,000,000 shares to 20,000,000 shares. The form of Amendment approved by the Board of Directors is attached to this Proxy Statement as Exhibit A.

PURPOSE OF AMENDMENT

         The Company's Articles of Incorporation currently authorize for issuance 10,000,000 shares of common stock, which is an insufficient capitalization given the number of shares of common stock currently issued and outstanding, the number of options to purchase common stock currently outstanding and the Company's present financing plans. In particular, the Company has outstanding 4,700,064 shares of common stock and options to purchase an aggregate of 1,225,992 shares of common stock. In addition, on May 24, 2001, the Board of Directors approved the private offering of up to 4,000,000 shares of the Company's Series A 12% Cumulative Convertible Preferred Stock (the "Series A Preferred Stock"). Such shares of preferred stock are convertible into shares of common stock, pursuant to a specified formula, upon the election of the holder at any time. Thus, upon consummation of the Private Offering, assuming all of the shares offered thereby were sold as of June 1, 2001, the Company would have an aggregate of 4,700,064 shares of common stock outstanding, 4,000,000 shares of Series A Preferred Stock outstanding that would be convertible into a maximum of 4,600,000 shares of common stock, and outstanding options for 1,225,992 shares of common stock, which would leave only 73,944 shares of common stock available for issuance under the current capitalization authorized in the Company's Articles of Incorporation. In addition, there are 860,000 shares of common stock remaining reserved under the Company's 2000 Incentive Compensation Plan for future grants of stock options.

         Accordingly, the Board of Directors has approved the Amendment to the Articles of Incorporation increasing the amount of authorized common stock from 10,000,000 shares to 20,000,000 shares and recommends to the shareholders that they authorize the execution and filing of the Amendment as set forth in Exhibit A attached hereto.

         THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" THE PROPOSAL TO AMEND THE ARTICLES OF INCORPORATION TO INCREASE THE AMOUNT OF AUTHORIZED COMMON STOCK FROM 10,000,000 SHARES TO 20,000,000 SHARES.

                  INFORMATION REGARDING EXECUTIVE COMPENSATION

         The following table sets forth certain information for the fiscal years ended December 31, 2000, 1999 and 1998 concerning compensation paid to or earned by the Company's Chairman of the Board and Chief Executive Officer (the "Named Executive Officer"). No other executive officers were paid or earned compensation in excess of $100,000 for such periods.

SUMMARY COMPENSATION TABLE

                                                                           LONG-TERM
                                                                          COMPENSATION
                                                ANNUAL COMPENSATION(1)       AWARDS
                                                ----------------------     ----------
           NAME AND                                                        SECURITIES
           PRINCIPAL                   FISCAL                              UNDERLYING
           POSITION                     YEAR       SALARY      BONUS        OPTIONS
           -----------------          --------    --------     -----       ----------
           Richard Parker             12/31/00    $ 45,756      -0-         404,440(2)
             Chairman and             12/31/99    $188,471      -0-          95,000(3)
             Chief Executive          12/31/98    $147,200      -0-             -0-
             Officer

-----------------------
(1) The amounts reflected in the above table do not include any amounts for perquisites and other personal benefits extended to the Named Executive Officer. The aggregate amount of such compensation for the Named Executive Officer is less than 10% of the total annual salary and bonus.
(2) Represents options granted in 2000 that are exercisable at $2.50 per share until 2010; 394,440 of which replaced the options granted in 1999 described in Footnote 3 below.
(3) Represents an option granted in 1999 that is exercisable at $2.50 per share until December 31, 2009. This option was canceled and replaced by the options described in Footnote 2 above.

STOCK OPTIONS GRANTED IN FISCAL 2000

         The following table sets forth certain information concerning grants of options made during fiscal 2000 to the Named Executive Officer.

                                                                                  POTENTIAL REALIZED VALUE
                                                                                   AT ASSUMED ANNUAL RATES
                       NUMBER OF       PERCENT                                         OF STOCK PRICE
                      SECURITIES      OF TOTAL                                          APPRECIATION
                      UNDERLYING    OPTIONS/SARS                                     FOR OPTION TERM(1)
                       OPTIONS/      GRANTED TO      EXERCISE                     -------------------------
                         SARS         EMPLOYEES       OR BASE      EXPIRATION
NAME                  GRANTED(#)       IN 1999      PRICE($/SH)       DATE           5%($)        10%($)
--------------        ----------    ------------    -----------    ----------        -----        ------
Richard Parker          394,440          50%           $2.50         5/16/10          -0-           -0-
                         10,000         1.3%           $2.50         8/03/10          -0-           -0-

-----------------
(1) The dollar amounts set forth in these columns are the result of calculations at the five percent and ten percent rates set by the SEC, and therefore are not intended to forecast possible future appreciation, if any, of the market price of the common stock.

AGGREGATE STOCK OPTION EXERCISES AND YEAR-END OPTION VALUE TABLE

         There were no options exercised by the Named Executive Officer during fiscal 2000.

EMPLOYMENT AGREEMENTS

         The Company entered into a two-year employment agreement with Richard Parker (the "Parker Employment Agreement"), the Company's Chief Executive Officer, in May 2000. The Parker Employment Agreement will expire on December 31, 2001. The Parker Employment Agreement provides that, in consideration for Mr. Parker's services, he is to be paid a base salary of $155,000 during the first year of the agreement, and is to be granted an option to purchase 320,000 shares of the Company's common stock at an option price of $2.50 per share. During the second year of the agreement, Mr. Parker receives a 5% increase in his base salary. The contract is renewable upon agreement by both parties. On May 16, 2000, in connection with an adjustment to Mr. Parker's compensation arrangements, all previously granted options, none of which were exercised, were canceled and the Company granted Mr. Parker immediately exercisable non-qualified options to purchase 394,440 shares of common stock at $2.50 per share pursuant to a stock option agreement between the Company and Mr. Parker. On August 3, 2000, pursuant to the Company's 2000 Incentive Compensation Plan, Mr. Parker was granted options to purchase an additional 10,000 shares of common stock at $2.50 per share in connection with his services as a director. All such options expire ten years from the date of grant.

         The Company entered into a two-year employment agreement with Mark Caulfield (the "Caulfield Employment Agreement"), the Company's Chief Financial Officer, in May 2000. The Caulfield Employment Agreement will expire on December 31, 2001. The Caulfield Employment Agreement provides that, in consideration for Mr. Caulfield's services, he is to be paid a base salary of $60,000 during the first year of the agreement, and granted an option to purchase 160,000 shares of the Company's common stock at an option price of $2.50 per share. During the second year of the agreement, Mr. Caulfield receives a 5% increase in his base salary. The contract is renewable upon agreement by both parties. On May 16, 2000, in connection with an adjustment to Mr. Caulfield's compensation arrangements, all previously granted options, none of which were exercised, were canceled and the Company granted Mr. Caulfield immediately exercisable non-qualified options to purchase 160,000 shares of common stock at $2.50 per share pursuant to a stock option agreement between the Company and Mr. Caulfield. All such options expire ten years from the date of grant.

         The Company entered into a two-year employment agreement with Ronald Caprilla (the "Caprilla Employment Agreement"), the Company's Vice President - Operations, in December 2000. The Caprilla Employment Agreement will expire on December 31, 2002. The Caprilla Employment Agreement provides that, in consideration for Mr. Caprilla's services, he is to be paid a base salary of $80,000 during the first year of the agreement, plus 25% of the net revenue from all assets under management in certain of his client accounts, and granted an option to purchase 40,000 shares of the Company's common stock at an option price of $2.50 per share. During the second and third years of the agreement, Mr. Caprilla receives an option to purchase 40,000 shares per year of the Company's common stock at an option price of 85% of the closing market price on December 31 of each year. The contract is renewable upon agreement by both parties.

         The Company entered into a two-year employment agreement with Michael Dujovne (the "Dujovne Employment Agreement"), the Company's Vice President, Chief Compliance Officer and corporate counsel in September 2000. The Dujovne Employment Agreement will expire on August 31, 2002. The Dujovne Employment Agreement provides that, in consideration for Mr. Dujovne's services, he is to be paid a base salary of $75,000 during the first year of the agreement and granted an option to purchase 40,000 shares of the Company's common stock at an option price of $2.50 per share. During the second and third years of the agreement, Mr. Dujovne receives a salary of $80,000 and an option to purchase 40,000 shares per year of the Company's common stock at an option price of 85% of the closing market price on August 31 of each year. If Mr. Dujovne obtains certain specified securities and insurance licenses, his annual salary is subject to increase by $1,500 to $2,000 per license obtained, up to three licenses. The contract is renewable upon agreement by both parties. Under the agreement, if Mr.

Dujovne's employment is terminated without cause, all of his options would become fully vested and he would receive his full salary for the shorter of 12 months or the remaining term of his employment agreement. Upon a change of control of the Company, he would receive a lump sum payment equal to his annual salary and all of his options would become fully vested.

2000 INCENTIVE COMPENSATION PLAN

         The 2000 Incentive Compensation Plan was approved by the Board of Directors in July 2000 and by the Company's shareholders at the annual meeting of shareholders held on August 12, 2000. A total of 900,000 shares of common stock have been reserved for issuance under the 2000 Incentive Compensation Plan. As of June 15, 2001, pursuant to the 2000 Incentive Compensation Plan, the Company has granted immediately exercisable options to purchase an aggregate of 160,000 shares of common stock at an exercise price of $2.50 per share, generally expiring ten years from the date of grant.

OTHER OUTSTANDING OPTIONS

         As of June 15, 2001, the Company has granted options to purchase an aggregate of 1,065,992 shares of common stock outside of the 2000 Incentive Compensation Plan. The exercise price of these options is $2.50 per share and all such options expire ten years from the date of grant.

                        REPORT OF THE BOARD OF DIRECTORS
             ON MATTERS RELATING TO THE AUDITED FINANCIAL STATEMENTS

          The Board of Directors has not appointed an audit committee and, therefore, the Board of Directors has oversight of the Company's internal controls and financial statements and the audit process. The Company does not have an audit committee charter.

          Management is responsible for the preparation, presentation and integrity of the Company's financial statements, accounting and financial reporting principles and internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The independent auditors, Hoyman, Dobson & Company, P.A., are responsible for performing an independent audit of the consolidated financial statements in accordance with generally accepted auditing standards.

          In performing its oversight role, the Board of Directors has considered and discussed the audited financial statements with management. The Board has also discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as currently in effect. The Board has received the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, as currently in effect, and has discussed with the auditors the auditors' independence.

          Based on the review and discussions described in this report, and subject to the limitations on the role and responsibilities of the Board with regard to its oversight functions referred to below, the Board of Directors approved the audited financial statements for inclusion in the Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 2000, for filing with the Securities and Exchange Commission.

          The members of the Board are not professionally engaged in the practice of auditing or accounting and are not experts in the fields of accounting or auditing, including with respect to auditor independence. Members of the Board rely without independent verification on the information provided to them and on the representations made by management and the independent auditors. Accordingly, the Board's oversight does not provide an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the Board's considerations and discussions referred to above do not assure that the audit of the Company's financial statements has been carried out in accordance with generally accepted auditing standards, that the financial statements are presented in accordance with generally accepted accounting principles or that Hoyman, Dobson & Company, P.A. is in fact independent.

                                             Respectfully submitted,


                                             Richard Parker
                                             Harry S. Green
                                             Jack B. Root


                    CERTAIN TRANSACTIONS INVOLVING MANAGEMENT

         As disclosed in the notes to financial statements included in the Annual Report, the Company advanced certain funds on behalf of companies wholly-owned by Richard Parker, a principal shareholder and an executive officer of the Company. During fiscal 1999 and 1998, the Company paid expenses of $5,739 and $14,220, respectively, on behalf of Educational Seminars of America, Inc., a company wholly owned by Mr. Parker ("ESA"). ESA conducts educational and training seminars for financial planners and generates income from fees paid by participants. At December 31, 1999, there remained a receivable of $19,959 for such expenses. The receivable is not evidenced in writing and was repaid in fiscal 2000.

         The Company received $29,015 in fiscal 1999 of commissions from ESA for referrals to the seminars conducted by ESA.

         The Company leases approximately 6,000 square feet of office space for its headquarters from First America Living Trust, Inc., a company wholly-owned by Mr. Parker. Annual lease payments are $109,200 from 2000 through 2007. The lease expires October 31, 2007. The Company paid rent under this lease of $115,752 in fiscal 2000, $109,874 in fiscal 1999 and $97,874 in fiscal 1998.

         The Company entered into a written agreement whereby it paid a management fee to cover overhead expenses which included administrative services, clerical and accounting to Summit Group of Companies, Inc., a company wholly-owned by Mr. Parker. Under this agreement, the management fee is equal to 95% of the Company's prior month net income. Net income is defined as gross income of the Company from whatever source, less commissions paid to representatives and commissions re-allowed to other broker-dealer firms and other expenses, excluding the monthly management fee and income taxes incurred by the Company. The management fees may be reduced or waived for any month where necessary to insure that the net capital of the Company does not fall below $100,000 and/or the ratio of the Company's aggregate indebtedness to net capital does not exceed 1,000%, as such terms are defined by the National Association of Securities Dealers. The term of the agreement is one year and can be extended for additional consecutive one-year terms unless either party notifies the other at least one month prior to the completion of any one-year term of its desire to terminate the agreement. The management agreement was terminated effective January 1, 2000. In order to reflect the true costs of the support services, the Company has, instead of following the management agreement, reflected all support services costs paid by the management company on the Company's behalf in the financial statements at December 31, 1999. The total fees paid to the related party were $1,156,235 for 1999. No payments were made in 2000 since the agreement was terminated effective January 1, 2000.

         The Company believes that the terms of the foregoing arrangements were no less favorable than could have been obtained from non-affiliated third parties. The Company anticipates that all future transactions with its affiliates, if any, will be on terms believed by management to be no less favorable than are available from unaffiliated third parties and will be approved by a majority of disinterested directors.

             CORPORATE REORGANIZATION INTO HOLDING COMPANY STRUCTURE

THE REORGANIZATION

         The following is being furnished to the shareholders of the Company for informational purposes and to notify the shareholders of their dissenters' rights with respect to same. THE COMPANY IS NOT ASKING YOU FOR A PROXY WITH RESPECT TO THE FOLLOWING, AND YOU ARE REQUESTED NOT TO SEND THE COMPANY A PROXY.

         On May 24, 2001 and June ___, 2001, the Board of Directors and Richard Parker, the Company's majority shareholder (the "Majority Shareholder"), respectively, voted by written consent to authorize and approve the reorganization of the Company's corporate structure into that of a holding company (the "Reorganization"). The Reorganization is intended to provide greater flexibility for expansion, broaden the alternatives available for future financings and generally provide for greater administrative and operational flexibility.

         To effect the Reorganization, the Company's direct wholly owned subsidiary, Summit Holding Group, Inc., a Florida corporation ("Summit Holding"), will form a direct wholly-owned subsidiary, Summit Merger Sub, Inc., a Florida corporation ("Merger Sub"). Pursuant to the plan of reorganization, the Merger Sub will merge into the Company, whereby the Company would survive and become the direct, wholly-owned subsidiary of Summit Holding, all pursuant to the terms of a Plan and Agreement of Merger among the Company, Richard Parker as the Company's majority shareholder (the "Majority Shareholder"), Summit Holding and Merger Sub (the "Merger Agreement"). The Company anticipates that the Reorganization will become effective in early August 2001 upon the filing of the Articles of Merger with the Secretary of State of the State of Florida, but the Board of Directors reserves the right to not make such filing if it deems is appropriate not to do so. The Merger Agreement is attached to this Proxy Statement as Exhibit B.

         Prior to the Reorganization, each of Summit Holding and Merger Sub would have a nominal amount of stock outstanding and would have no assets (other than minimal amounts of cash and cash equivalents representing their initial capitalization) and would conduct no business operations. Upon consummation of the Reorganization, all of the issued and outstanding shares of Merger Sub would be canceled and Merger Sub's corporate existence would cease. In addition, each issued and outstanding share of the Company's common stock and the Company's preferred stock would be converted into and exchanged for a share of common stock and preferred stock, respectively, of Summit Holding (on a share-for-share basis), having the same designations, rights, powers and preferences, and qualifications, limitations and restrictions, as the share of the Company's common stock or the Company's preferred stock, as the case may be, being converted.

         Upon consummation of the Reorganization, the Company's transfer agent will send each shareholder a Letter of Transmittal, which each shareholder must complete and return to the transfer agent, along with the certificate(s) representing such shareholder's shares of common stock and/or preferred stock of the Company. The transfer agent will send each shareholder a new certificate(s) in the name of Summit Holding representing the same number of shares of common stock and/or preferred stock submitted with such shareholder's Letter of Transmittal as soon as practicable after the transfer agent's receipt of the executed Letter of Transmittal and accompanying certificate(s). Detailed instructions concerning the procedure for receipt of new certificates in the name of Summit Holding will be set forth in the Letter of Transmittal.

         Upon consummation of the Reorganization, Summit Holding will have the same articles of incorporation (other than corporate name and other technical matters), bylaws and directors that the Company has immediately prior to the Reorganization. The Reorganization is intended to not result in the recognition of gain or loss for federal income tax purposes by the shareholders of the Company. Summit Holding will also assume all of the Company's obligations under its 2000 Incentive Compensation Plan and outstanding stock option agreements. Each outstanding option to purchase the Company's common stock granted by the Company will be converted into an option to purchase the same number of shares of common stock of Summit Holding, with the same terms and conditions as the corresponding Company option.

         The shares of common stock of Summit Holding to be issued in exchange for the previously registered shares of the Company's common stock would be quoted on the Over-the-Counter Bulletin Board. Summit Holding will be deemed the registrant and reporting company under the Securities Exchange Act of 1934 as the successor to the Company, and all such SEC reports thereafter will be filed under the name of Summit Holding.

         In connection with the Reorganization, shareholders of the Company, including holders of preferred shares, will have dissenters' rights under the Florida Business Corporation Act ("FBCA"), as more fully described below. If they choose to exercise, and validly perfect, such rights in accordance with the FBCA, Summit Holding would be required to purchase their shares at a fair price to be determined in accordance with the substantive and procedural requirements of Section 607.1320(5)-(10) of the FBCA. If a significant number of shareholders exercise their dissenters' rights, or if for another reason the Company determines that it is not in its best interests to proceed with the Reorganization, the Company will not file the Articles of Merger with the Secretary of State of the State of Florida and will not consummate the Reorganization.

APPROVAL OF REORGANIZATION BY BOARD OF DIRECTORS AND MAJORITY SHAREHOLDER

         The aggregate number of shares of the Company's capital stock entitled to vote on the Reorganization is [__________] shares, consisting of 4,700,064 shares of common stock outstanding on the Record Date and [_____________] shares of the Company's Series A 12% Cumulative Convertible Preferred Stock outstanding on the Record Date (collectively, the "Reorganization Voting Stock"). The Majority Shareholder, who beneficially owns 3,298,595 shares of outstanding common stock representing approximately [__]% of the outstanding Reorganization Voting Stock of the Company, gave his written consent to the approval and adoption of the Reorganization on June ___, 2001. The date on which this Proxy Statement will be sent to the shareholders is on or about July 5, 2001.

         The elimination of the need for a special meeting of shareholders to approve the Reorganization, or to solicit proxies for same as part of this Annual Meeting, is authorized by Section 607.0704 of the FBCA which provides that the written consent of the holders of outstanding shares of Reorganization Voting Stock, having not less than the minimum number of votes which would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted, may be substituted for such a special meeting. A majority of the outstanding shares of Reorganization Voting Stock entitled to vote thereon is required in order to approve and adopt the Reorganization. In order to effect the Reorganization as early as possible, the Board of Directors of the Company voted to utilize the written consent of the holder of a majority in interest of the Reorganization Voting Stock of the Company.

         Pursuant to Section 607.0704 of the FBCA, within ten days of obtaining authorization by written consent of the actions described in this section of the Proxy Statement, the Company is required to provide notice of the taking of the corporate action without a meeting to shareholders who have not consented in writing to such action. Inasmuch as the Company will have provided to its shareholders of record this Proxy Statement, Shareholders will be notified of the effective date of the Reorganization. In addition, subsequent to the effective date of the Reorganization, the Letters of Transmittal will be sent to shareholders instructing them on how to exchange their Company stock certificates for Summit Holding certificates. No additional action will be undertaken pursuant to such written consents. No action by the other holders of the Company's common stock or preferred stock is required to approve the Reorganization.

         This section of the Proxy Statement is being provided for your information purposes only. THE COMPANY IS NOT ASKING YOU FOR A PROXY IN CONNECTION WITH THE REORGANIZATION AND YOU ARE REQUESTED NOT TO SEND THE COMPANY A PROXY. This section of the Proxy Statement also constitutes your notice of the availability to you of dissenters' rights pursuant to Sections 607.1301, 607.1302 and 607.1320 of the FBCA. A copy of the full text of such sections of the FBCA is attached hereto as Exhibit C.

DISSENTERS' RIGHTS

         With respect to the Reorganization, non-voting shareholders of the Company are entitled to assert their dissenters' rights and obtain payment in cash for their shares under Sections 607.1302 and 607.1320 of the FBCA. If you wish to dissent from the Reorganization and you properly perfect your dissenters' rights, you will be entitled to payment of the fair value of your shares of common stock or preferred stock in accordance with Sections 607.1320(5)-(10) of the FBCA. In order to perfect your dissenters' rights, you must fully comply with the statutory procedures of Sections 607.1301, 607.1302 and 607.1320 of the FBCA summarized below, the full text of which is set forth in Exhibit C. The Company urges you to read those sections in their entirety and to consult with your legal advisor. To exercise your dissenters' rights, you must file with the Company at its headquarters a written notice of your election to dissent within 20 days from the date of this Proxy Statement. You will forfeit your dissenters' rights if you do not file your election to dissent within the 20-day period. Once a notice of election to dissent is filed with the Company, you will be entitled to payment of the fair value of the shares, in accordance with the discussion below, and you will not be entitled to vote or exercise any other rights of a shareholder.

         Your election to dissent must state: (a) your name and address; (b) the number of shares as to which you dissent; and (c) demand for payment of the fair value of your shares.

         If you file an election to dissent: (a) you must deposit the certificate(s) representing your shares with the Company when you file your election; (b) you will be entitled only to payment pursuant to the procedure set forth in the FBCA; and (c) you will not be entitled to vote or exercise any other rights of a shareholder of the Company.

         You may withdraw your notice of election at any time before the Company makes an offer to purchase your shares, as described below, and only with the Company's consent if you elect to withdraw after the Company makes the offer. If you withdraw your notice of election, you will lose your right to pursue dissenters' rights, and you will again have the rights you had prior to the filing of your notice of election. Further, in the event the Company for any reason does not proceed with the consummation of the reorganization, your right to receive fair value for your shares ceases and your status as a shareholder of the Company will be restored.

         If you make a demand to the Company described in this section: (a) within ten days after the later of (i) the period in which you may file your notice of election to dissent expires, and (ii) the date of the filing of the Articles of Merger by the Company, the Company will make a written offer to you to pay for your shares at a specified price that it deems to be the fair value of those shares; and (b) the Company will deliver to you with its offer (i) a balance sheet as of the latest available date, and (ii) a profit and loss statement for the 12-month period ended on the date of the balance sheet that the Company provides you.

         After the Company makes an offer to you, you will have 30 days to accept it. If you accept it within that 30-day period, the Company will pay you for your shares within 90 days of the later to occur (i) date of its offer and
(ii) the date of filing of the Articles of Merger of the Company. When we pay you the agreed value, you will cease to have any further interest in your shares. If we do not purchase your shares or you do not accept our offer within 30 days from the day the Company makes it, then you will have 60 days from the date the Articles of Merger are filed with the Secretary of State of the State of Florida to demand that the Company file an action in any court of competent jurisdiction to determine the fair value of your shares. The Company will have 30 days from the day it receives your demand to initiate the action. The Company also may commence the action on its own initiative at any time within the 60-day period described above. If the Company does not initiate the action within the above-described period, you may do so in its name.

                RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS

         The Company's independent public accountants for year ended December 31, 2000 were Hoyman, Dobson & Company, P.A., and that firm has been appointed as the Company's accountants for 2001. It is expected that representatives of such firm will attend the Annual Meeting, have an opportunity to make a statement if they desire to do so, and be available to respond to appropriate questions.

         Effective January 13, 2000, the Company replaced Flavin, Jackson, Zirilli & Bouvier as the independent auditors of its financial statements. The Company appointed Hoyman, Dobson & Company, P.A., effective January 13, 2000, as its independent auditors. The termination of the client-auditor relationship was due to the Company's desire to engage a firm that was registered with the SEC Practice Section of the ASCAP in anticipation of filing a registration statement with the SEC.

         No report of Flavin, Jackson, Zirilli & Bouvier on the Company's financial statements for the past two years contained an adverse opinion, disclaimer of opinion, nor was any such report qualified or modified as to uncertainty, audit scope, or accounting principles. The decision to change accountants was approved by the Company's Board of Directors. During the two most recent fiscal years and through the date of its letter, there were no disagreements nor differences of opinion with Flavin, Jackson, Zirilli & Bouvier on any matter of accounting principles or practices, financial statement disclosure, or auditing scope of procedure, which disagreements, if not resolved to the satisfaction of Flavin, Jackson, Zirilli & Bouvier, would cause it to make reference to the subject matter of the disagreements in connection with its report. During the two most recent fiscal years and through the date of its letter, there were no events as listed in Regulation S-K, Item 304, (a) (1) (v) paragraphs (A) through (D), which led to any disagreements or differences of opinion with Flavin, Jackson, Zirilli & Bouvier.

         The Company has furnished Flavin, Jackson, Zirilli & Bouvier with a copy of its above statements, which are made in response to Item 304 (a) of the SEC Regulation S-K (a) and requested that Flavin, Jackson, Zirilli & Bouvier furnish the Company with a letter addressed to the SEC, stating whether or not Flavin, Jackson, Zirilli & Bouvier agrees with such statements. A copy of Flavin, Jackson, Zirilli & Bouvier's letter, dated March 27, 2001, is attached as an exhibit to the Annual Report.

         During the two most recent fiscal years and through the date of the letter of Hoyman, Dobson & Company, P.A.'s, there have been no reportable events as defined in regulation S-K Item 304(a)-(1) (v). A copy of Hoyman, Dobson & Company, P.A.'s letter, dated March 26, 2001, is attached as an exhibit to the Annual Report.

AUDIT FEES

         The aggregate fees billed by Hoyman, Dobson & Company, P.A. for professional services rendered for the audit of the Company's financial statements for the fiscal year ended December 31, 2000 and for the reviews of the financial statements included in the Company's Quarterly Reports on Form 10-QSB for that fiscal year were $51,415.

FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES

         Hoyman, Dobson & Company, P.A. did not provide the Company with services relating to financial information systems design and implementation for the fiscal year ended December 31, 2000.

ALL OTHER FEES

         Hoyman, Dobson & Company, P.A. did not provide the Company with any services other than the audit and review services described above under "Audit Fees."

                  SHAREHOLDER PROPOSALS FOR 2002 ANNUAL MEETING

         Proposals of shareholders intended to be presented at the 2002 Annual Meeting of Shareholders must be received by the Company no later than March 7, 2002 in order to be considered for inclusion in the Company's 2002 Proxy Statement and form of proxy related to that meeting. If the Company is not notified of a shareholder proposal by March 7, 2002, then the management proxies may have the discretion to vote against such shareholder proposal, even though such proposal is not discussed in the proxy statement. In submitting proposals, shareholders must comply with the Company's advance notice provisions contained in its amended bylaws and the rules and regulations promulgated by the SEC relating to shareholder proposals. The Company will provide a copy of the advance notice provisions from its Bylaws without charge upon written request. Shareholder proposals and requests for copies of the advance notice provisions should be addressed to Mark F. Caulfield, Chief Financial Officer, Secretary and Treasurer, Summit Brokerage Services, Inc., 25 Fifth Avenue, Indialantic, Florida 32903.

                          ANNUAL REPORT AND FORM 10-KSB

         The Company will provide to the recipients of this Proxy Statement, upon written request and without charge, additional copies of its Annual Report on Form 10-KSB. Written requests for the Company's Form 10-KSB, or any exhibits referred to therein, should be addressed to: Summit Investor Relations Dept., c/o Summit Brokerage Services, Inc., 25 Fifth Avenue, Indialantic, Florida 32903.

         Kindly date, sign and return the enclosed proxy card.

                                  By Order of the Board of Directors,




                                  ----------------------------------------------
                                  Mark F. Caulfield
                                  Chief Financial Officer, Secretary & Treasurer



ALL SHAREHOLDERS ARE URGED TO COMPLETE, SIGN, DATE AND RETURN THE ACCOMPANYING PROXY CARD IN THE ENCLOSED POSTAGE-PAID ENVELOPE. THANK YOU FOR YOUR PROMPT ATTENTION TO THIS MATTER.

                                    EXHIBITS

Exhibit A - Form of Amendment to Amended and Restated Articles of Incorporation. Exhibit B - Plan and Agreement of Merger dated June __, 2001.
Exhibit C - Sections 607.1301, 607.1302 and 607.1320 of the Florida Business
            Corporation Act.

                                                                       EXHIBIT A



                              ARTICLES OF AMENDMENT
                                       TO
                              AMENDED AND RESTATED
                            ARTICLES OF INCORPORATION
                                       OF
                         SUMMIT BROKERAGE SERVICES, INC.

                             (A FLORIDA CORPORATION)

         Pursuant to the provisions of Section 607.1006, Florida Statutes, this Corporation adopts the following articles of amendment to its Amended and Restated Articles of Incorporation:

         1. The name of the Corporation is SUMMIT BROKERAGE SERVICES, INC.

         2. Section A(1) of Article V of the Amended and Restated Articles of Incorporation is amended to read in its entirety as follows:

            "...(1) The maximum aggregate number of shares of common stock, par value $.0001 per share (the "Common Stock"), that this Corporation shall have the authority to issue is 20,000,000 shares."

         3. The foregoing amendment to the Articles of Incorporation of the Corporation was adopted and approved by (i) the written consent of the Corporation's Board of Directors, effective as of June _____, 2001, and (ii) by the holders of a majority of the Corporation's issued and outstanding capital stock entitled to vote thereon, representing the number of votes sufficient for approval at an annual meeting of shareholders held on August 4, 2001.

         IN WITNESS WHEREOF, these Articles of Amendment have been executed this ____ day of August, 2001.


                                    SUMMIT BROKERAGE SERVICES, INC.



                                    By:
                                        ----------------------------------------
                                        Richard Parker, Chairman and Chief
                                        Executive Officer

                                                                       EXHIBIT B


                          AGREEMENT AND PLAN OF MERGER

                                       OF

                         SUMMIT BROKERAGE SERVICES, INC.
                             (A FLORIDA CORPORATION)

                                      WITH

                             SUMMIT MERGER SUB, INC.
                             (A FLORIDA CORPORATION)

         This AGREEMENT AND PLAN OF MERGER (hereinafter called the "Plan") dated as of and effective the day of August, 2001 by and among SUMMIT BROKERAGE SERVICES, INC., a Florida corporation ("Summit Brokerage" or "Surviving Corporation"), RICHARD PARKER, an individual and the majority shareholder of Summit Brokerage, SUMMIT HOLDING GROUP, INC., a wholly owned subsidiary of Summit Brokerage and a Florida corporation ("Summit Holding"), and SUMMIT MERGER SUB, INC., a wholly owned subsidiary of Summit Holding and a Florida corporation (the "Merger Sub").

                                    ARTICLE I
                CORPORATE EXISTENCE OF THE SURVIVING CORPORATION

         On the Effective Date (as defined in Article VI below), Summit Brokerage shall be merged with and into Merger Sub, and Summit Brokerage shall be the surviving corporation and wholly-owned subsidiary of Summit Holding (the "Merger"). The corporate identity, existence, purposes, powers, franchises, rights and immunities of Summit Brokerage shall continue unaffected and unimpaired by the Merger; and the corporate identity, existence, purposes, powers, franchises, rights and immunities of Merger Sub shall be merged with and into Summit Brokerage and Summit Brokerage shall be fully vested therewith. The separate existence of Merger Sub, except insofar as otherwise specifically provided by law, shall cease at the Effective Time (as defined in Article VI below) of the Merger whereupon Summit Brokerage and Merger Sub shall be and become one single corporation.

                                   ARTICLE II
                 ARTICLES OF INCORPORATION AND BYLAWS; DIRECTORS

         The Articles of Incorporation and Bylaws of Summit Brokerage as in effect immediately prior to the Merger shall without any changes continue as the Articles of Incorporation and Bylaws of the Surviving Corporation from and after the Effective Time until thereafter amended as permitted by law. The directors of Summit Brokerage immediately prior to the effectiveness of the Merger shall be the directors of the Surviving Corporation and will hold office from the Effective Date until their respective successors are duly elected and qualified in the manner provided in the bylaws of the Surviving Corporation, or as otherwise provided by law.

                                   ARTICLE III
                        CONVERSION AND EXCHANGE OF SHARES

         A. Upon consummation of the Merger, each share of common stock of Merger Sub outstanding immediately prior to the effectiveness of the Merger shall be canceled and extinguished and concurrently therewith converted into and shall become one (1) share of common stock of Summit Brokerage, which share of common stock shall be issued to Summit Holding in respect of the Merger.

         B. Upon consummation of the Merger, each share of common stock of Summit Brokerage outstanding immediately prior to the effectiveness of the Merger shall be canceled and extinguished and concurrently therewith converted into and shall become one (1) share of common stock of Summit Holding.

         C. Upon consummation of the Merger, each share of preferred stock of Summit Brokerage outstanding immediately prior to the effectiveness of the Merger shall be canceled and extinguished and concurrently therewith converted into and shall become one (1) share of preferred stock of Summit Holding.

         D. Each certificate (a "Certificate") evidencing Summit Brokerage common stock or preferred stock outstanding immediately prior to the effectiveness of the Merger shall thereafter represent the right to receive a certificate evidencing shares of Summit Holding common stock or preferred stock into which such Summit Brokerage common stock or preferred stock was converted in the Merger pursuant to this Article III.

         E. After the Effective Date, each holder of a Certificate immediately prior to the Effective Date shall surrender same to the Summit Holding and shall receive in exchange therefore a new certificate, representing the appropriate number of shares of common stock or preferred stock, as the case may be, in the Summit Holding. Until so surrendered, each Certificate shall, by virtue of the Merger, be deemed for all purposes to evidence ownership of the appropriate number of shares of common stock or preferred stock, as the case may be, of the Summit Holding.

                                   ARTICLE IV
                              ASSUMPTION OF OPTIONS

         Upon consummation of the Merger, each outstanding option to purchase common stock of Summit Brokerage, whether vested or unvested, shall be assumed by Summit Holding in accordance with the terms of the option plan or stock option agreement pursuant to which each such option was originally granted. Accordingly, upon consummation of the Merger: (i) each option assumed by Summit Holding may be exercised solely for shares of Summit Holding common stock; (ii) the number of shares of Summit Holding common stock subject to each such assumed option shall be equal to the number of shares of common stock that were subject to such option immediately prior to the Effective Date; (iii) the per share exercise price for shares of Summit Holding common stock issuable upon the exercise of each such assumed option shall be equal to the exercise price per share of Summit Brokerage common stock at which such option was exercisable immediately prior to the Effective Date; and (iv) the provisions of each such option shall otherwise remain unchanged.

                                    ARTICLE V
                               SUPPLEMENTAL ACTION

         If at any time after the Effective Date the Surviving Corporation shall determine that any further conveyances, agreements, documents, instruments, and assurances or any further action is necessary or desirable to carry out the provisions of this Plan, the appropriate officers of the Surviving Corporation, Merger Sub or Summit Holding, as the case may be, whether past or remaining in office, shall execute and deliver, on the request of the Surviving Corporation, any and all proper conveyances, agreements, documents, instruments, and assurances and perform all necessary or proper acts, to vest, perfect, confirm, or record such title thereto in the Surviving Corporation, or to otherwise carry out the provisions of this Plan.

                                   ARTICLE VI
                   EFFECTIVE DATE AND EFFECTIVE TIME OF MERGER

         The Merger shall be consummated by filing with the Department of State of the State of Florida Articles of Merger in accordance with the provisions of the Florida Business Corporation Act ("FBCA"). The Merger shall be effective on the date and at the time the Articles of Merger are filed with the Florida Department of State (the date and time of filing being referenced to herein as the "Effective Date" and the "Effective Time," respectively).

                                   ARTICLE VII
                                  MISCELLANEOUS

         A. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without regard to the conflicts of law rules thereof.

         B. The headings in this Agreement are inserted for convenience only and shall not constitute a part hereof.

         C. If any provision of this Agreement is held by a court of competent jurisdiction to be contrary to law, then the remaining provisions of this Agreement, as applicable, if capable of substantial performance, shall remain in full force and effect.

         IN WITNESS WHEREOF, the parties have caused this Plan to be signed by their respective officers thereunto duly authorized as of the day and year first above written.

SUMMIT BROKERAGE SERVICES, INC.          SUMMIT HOLDING GROUP, INC.



By:                                      By:
    ------------------------------           -----------------------------------
Name:    Richard Parker                  Name:    Richard Parker
Title:   Chief Executive Officer         Title:   Chief Executive Officer


SUMMIT MERGER SUB, INC.



By:
    ------------------------------       ---------------------------------------
Name:    Richard Parker                  Richard Parker, individual
Title:   President

                                                                       EXHIBIT C


                      DISSENTERS' RIGHTS UNDER FLORIDA LAW

607.1301. DISSENTERS' RIGHTS; DEFINITIONS

         The following definitions apply to ss. 607.1302 and 607.1320:

         (1) "Corporation" means the issuer of the shares held by a dissenting shareholder before the corporate action or the surviving or acquiring corporation by merger or share exchange of that issuer.

         (2) "Fair value," with respect to a dissenter's shares, means the value of the shares as of the close of business on the day prior to the shareholders' authorization date, excluding any appreciation or depreciation in anticipation of the corporate action unless exclusion would be inequitable.

         (3) "Shareholders' authorization date" means the date on which the shareholders' vote authorizing the proposed action was taken, the date on which the corporation received written consents without a meeting from the requisite number of shareholders in order to authorize the action, or, in the case of a merger pursuant to s. 607.1104, the day prior to the date on which a copy of the plan of merger was mailed to each shareholder of record of the subsidiary corporation.

607.1302 RIGHT OF SHAREHOLDERS TO DISSENT

         (1) Any shareholder of a corporation has the right to dissent from, and obtain payment of the fair value of his or her shares in the event of, any of the following corporate actions:

             (a) Consummation of a plan of merger to which the corporation is a party:

                 1. If the shareholder is entitled to vote on the merger, or

                 2. If the corporation is a subsidiary that is merged with its parent under s. 607.1104, and the shareholders would have been entitled to vote on action taken, except for the applicability of s. 607.1104;

             (b) Consummation of a sale or exchange of all, or substantially all, of the property of the corporation, other than in the usual and regular course of business, if the shareholder is entitled to vote on the sale or exchange pursuant to s. 607.1202, including a sale in dissolution but not including a sale pursuant to court order or a sale for cash pursuant to a plan by which all or substantially all of the net proceeds of the sale will be distributed to the shareholders within 1 year after the date of sale;

             (c) As provided in s. 607.0902(11), the approval of a control-share acquisition;

             (d) Consummation of a plan of share exchange to which the corporation is a party as the corporation the shares of which will be acquired, if the shareholder is entitled to vote on the plan;

             (e) Any amendment of the articles of incorporation if the shareholder is entitled to vote on the amendment and if such amendment would adversely affect such shareholder by:

                 1. Altering or abolishing any preemptive rights attached to any of his or her shares;

                 2. Altering or abolishing the voting rights pertaining to any of his or her shares, except as such rights may be affected by the voting rights of new shares then being authorized of any existing or new class or series of shares;

                 3. Effecting an exchange, cancellation, or reclassification of any of his or her shares, when such exchange, cancellation, or reclassification would alter or abolish the shareholder's voting rights or alter his or her percentage of equity in the corporation, or effecting a reduction or cancellation of accrued dividends or other arrearages in respect to such shares;

                 4. Reducing the stated redemption price of any of the shareholder's redeemable shares, altering or abolishing any provision relating to any sinking fund for the redemption or purchase of any of his or her shares, or making any of his or her shares subject to redemption when they are not otherwise redeemable;

                 5. Making noncumulative, in whole or in part, dividends of any of the shareholder's preferred shares which had theretofore been cumulative;

                 6. Reducing the stated dividend preference of any of the shareholder's preferred shares; or

                 7. Reducing any stated preferential amount payable on any of the shareholder's preferred shares upon voluntary or involuntary liquidation; or

             (f) Any corporate action taken, to the extent the articles of incorporation provide that a voting or nonvoting shareholder is entitled to dissent and obtain payment for his or her shares.

         (2) A shareholder dissenting from any amendment specified in paragraph
(1)(e) has the right to dissent only as to those of his or her shares which are adversely affected by the amendment.

         (3) A shareholder may dissent as to less than all the shares registered in his or her name. In that event, the shareholder's rights shall be determined as if the shares as to which he or she has dissented and his or her other shares were registered in the names of different shareholders.

         (4) Unless the articles of incorporation otherwise provide, this section does not apply with respect to a plan of merger or share exchange or a proposed sale or exchange of property, to the holders of shares of any class or series which, on the record date fixed to determine the shareholders entitled to vote at the meeting of shareholders at which such action is to be acted upon or to consent to any such action without a meeting, were either registered on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc., or held of record by not fewer than 2,000 shareholders.

         (5) A shareholder entitled to dissent and obtain payment for his or her shares under this section may not challenge the corporate action creating his or her entitlement unless the action is unlawful or fraudulent with respect to the shareholder or the corporation. Amended by Laws 1994, c. 94-327, ss. 5, eff. June 2, 1994; Laws 1997, c. 97-102, ss. 31, eff. July 1, 1997.

607.1320 PROCEDURE FOR EXERCISE OF DISSENTERS' RIGHTS

         (1)(a) If a proposed corporate action creating dissenters' rights under
s. 607.1302 is submitted to a vote at a shareholders' meeting, the meeting notice shall state that shareholders are or may be entitled to assert dissenters' rights and be accompanied by a copy of ss. 607.1301, 607.1302, and
607.1320. A shareholder who wishes to assert dissenters' rights shall:

                 1. Deliver to the corporation before the vote is taken written notice of the shareholder's intent to demand payment for his or her shares if the proposed action is effectuated, and

                 2. Not vote his or her shares in favor of the proposed action. A proxy or vote against the proposed action does not constitute such a notice of intent to demand payment.

             (b) If proposed corporate action creating dissenters' rights under s. 607.1302 is effectuated by written consent without a meeting, the corporation shall deliver a copy of ss. 607.1301, 607.1302, and 607.1320 to each shareholder simultaneously with any request for the shareholder's written consent or, if such a request is not made, within 10 days after the date the corporation received written consents without a meeting from the requisite number of shareholders necessary to authorize the action.

         (2) Within 10 days after the shareholders' authorization date, the corporation shall give written notice of such authorization or consent or adoption of the plan of merger, as the case may be, to each shareholder who filed a notice of intent to demand payment for his or her shares pursuant to paragraph (1)(a) or, in the case of action authorized by written consent, to each shareholder, excepting any who voted for, or consented in writing to, the proposed action.

         (3) Within 20 days after the giving of notice to him or her, any shareholder who elects to dissent shall file with the corporation a notice of such election, stating the shareholder's name and address, the number, classes, and series of shares as to which he or she dissents, and a demand for payment of the fair value of his or her shares. Any shareholder failing to file such election to dissent within the period set forth shall be bound by the terms of the proposed corporate action. Any shareholder filing an election to dissent shall deposit his or her certificates for certificated shares with the corporation simultaneously with the filing of the election to dissent. The corporation may restrict the transfer of uncertificated shares from the date the shareholder's election to dissent is filed with the corporation.

         (4) Upon filing a notice of election to dissent, the shareholder shall thereafter be entitled only to payment as provided in this section and shall not be entitled to vote or to exercise any other rights of a shareholder. A notice of election may be withdrawn in writing by the shareholder at any time before an offer is made by the corporation, as provided in subsection (5), to pay for his or her shares. After such offer, no such notice of election may be withdrawn unless the corporation consents thereto. However, the right of such shareholder to be paid the fair value of his or her shares shall cease, and the shareholder shall be reinstated to have all his or her rights as a shareholder as of the filing of his or her notice of election, including any intervening preemptive rights and the right to payment of any intervening dividend or other distribution or, if any such rights have expired or any such dividend or distribution other than in cash has been completed, in lieu thereof, at the election of the corporation, the fair value thereof in cash as determined by the board as of the time of such expiration or completion, but without prejudice otherwise to any corporate proceedings that may have been taken in the interim, if:

             (a) Such demand is withdrawn as provided in this section;

             (b) The proposed corporate action is abandoned or rescinded or the shareholders revoke the authority to effect such action;

             (c) No demand or petition for the determination of fair value by a court has been made or filed within the time provided in this section; or

             (d) A court of competent jurisdiction determines that such shareholder is not entitled to the relief provided by this section.

         (5) Within 10 days after the expiration of the period in which shareholders may file their notices of election to dissent, or within 10 days after such corporate action is effected, whichever is later (but in no case later than 90 days from the shareholders' authorization date), the corporation shall make a written offer to each dissenting shareholder who has made demand as provided in this section to pay an amount the corporation estimates to be the fair value for such shares. If the corporate action has not been consummated before the expiration of the 90-day period after the shareholders' authorization date, the offer may be made conditional upon the consummation of such action. Such notice and offer shall be accompanied by:

                  (a) A balance sheet of the corporation, the shares of which the dissenting shareholder holds, as of the latest available date and not more than 12 months prior to the making of such offer; and

                  (b) A profit and loss statement of such corporation for the 12-month period ended on the date of such balance sheet or, if the corporation was not in existence throughout such 12-month period, for the portion thereof during which it was in existence.

         (6) If within 30 days after the making of such offer any shareholder accepts the same, payment for his or her shares shall be made within 90 days after the making of such offer or the consummation of the proposed action, whichever is later. Upon payment of the agreed value, the dissenting shareholder shall cease to have any interest in such shares.

         (7) If the corporation fails to make such offer within the period specified therefor in subsection (5) or if it makes the offer and any dissenting shareholder or shareholders fail to accept the same within the period of 30 days thereafter, then the corporation, within 30 days after receipt of written demand from any dissenting shareholder given within 60 days after the date on which such corporate action was effected, shall, or at its election at any time within such period of 60 days may, file an action in any court of competent jurisdiction in the county in this state where the registered office of the corporation is located requesting that the fair value of such shares be determined. The court shall also determine whether each dissenting shareholder, as to whom the corporation requests the court to make such determination, is entitled to receive payment for his or her shares. If the corporation fails to institute the proceeding as herein provided, any dissenting shareholder may do so in the name of the corporation. All dissenting shareholders (whether or not residents of this state), other than shareholders who have agreed with the corporation as to the value of their shares, shall be made parties to the proceeding as an action against their shares. The corporation shall serve a copy of the initial pleading in such proceeding upon each dissenting shareholder who is a resident of this state in the manner provided by law for the service of a summons and complaint and upon each nonresident dissenting shareholder either by registered or certified mail and publication or in such other manner as is permitted by law. The jurisdiction of the court is plenary and exclusive. All shareholders who are proper parties to the proceeding are entitled to judgment against the corporation for the amount of the fair value of their shares. The court may, if it so elects, appoint one or more persons as appraisers to receive evidence and recommend a decision on the question of fair value. The appraisers shall have such power and authority as is specified in the order of their appointment or an amendment thereof. The corporation shall pay each dissenting shareholder the amount found to be due him or her within 10 days after final determination of the proceedings. Upon payment of the judgment, the dissenting shareholder shall cease to have any interest in such shares.

         (8) The judgment may, at the discretion of the court, include a fair rate of interest, to be determined by the court.

         (9) The costs and expenses of any such proceeding shall be determined by the court and shall be assessed against the corporation, but all or any part of such costs and expenses may be apportioned and assessed as the court deems equitable against any or all of the dissenting shareholders who are parties to the proceeding, to whom the corporation has made an offer to pay for the shares, if the court finds that the action of such shareholders in failing to accept such offer was arbitrary, vexatious, or not in good faith. Such expenses shall include reasonable compensation for, and reasonable expenses of, the appraisers, but shall exclude the fees and expenses of counsel for, and experts employed by, any party. If the fair value of the shares, as determined, materially exceeds the amount which the corporation offered to pay therefor or if no offer was made, the court in its discretion may award to any shareholder who is a party to the proceeding such sum as the court determines to be reasonable compensation to any attorney or expert employed by the shareholder in the proceeding.

         (10) Shares acquired by a corporation pursuant to payment of the agreed value thereof or pursuant to payment of the judgment entered therefor, as provided in this section, may be held and disposed of by such corporation as authorized but unissued shares of the corporation, except that, in the case of a merger, they may be held and disposed of as the plan of merger otherwise provides. The shares of the surviving corporation into which the shares of such dissenting shareholders would have been converted had they assented to the merger shall have the status of authorized but unissued shares of the surviving corporation. Amended by Laws 1993, c. 93-281, ss. 35, eff. May 15, 1993; Laws 1997, c. 97-102, ss. 32, eff. July 1, 1997.

                         SUMMIT BROKERAGE SERVICES, INC.
                 ANNUAL MEETING OF SHAREHOLDERS, AUGUST 4, 2001
           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

         The undersigned shareholder of Summit Brokerage Services, Inc. (the "Company") hereby appoints Richard Parker and Mark F. Caulfield, or either of them, as Proxies, each with the power to appoint a substitute, and hereby authorizes them to vote all such shares of the Company as to which the undersigned is entitled to vote at the 2001 Annual Meeting of Shareholders of the Company and at all adjournments or postponements thereof, to be held at the Hilton Beach Hotel, 3003 North A1A, Indialantic, Florida, on Saturday, August 4, 2001, at 10:00 a.m. Eastern Standard Time, in accordance with the following instructions:

THE SHARES REPRESENTED HEREBY WILL BE VOTED AS SPECIFIED. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ALL NOMINEES LISTED IN ITEM 1.

              (DETACH BELOW AND RETURN USING THE ENVELOPE PROVIDED)
 ................................................................................

                         SUMMIT BROKERAGE SERVICES, INC.
                       2001 ANNUAL MEETING OF SHAREHOLDERS

1.       ELECTION OF DIRECTORS:

         1.   Richard Parker        2.   Harry S. Green        3.   Jack B. Root

         [ ]  FOR all nominees listed above          [ ] WITHHOLD AUTHORITY to
              (except as specified below)                vote for all nominees
                                                         listed above.

                                                               -----------------
         (Instructions: To withhold authority to vote for any
         indicated nominee, write the number(s) in the box
         provided to the right.)
                                                               -----------------

2. To approve the Amendment to the Company's Articles of Incorporation to increase the authorized common stock from 10,000,000 shares to 20,000,000 shares:

                         [ ] FOR [ ] AGAINST [ ] ABSTAIN

3. In their discretion, the proxies are authorized to vote upon such other business as may properly come before this Meeting or any adjournments or postponements thereof.

--------------------------------------------------------------------------------
Check appropriate box and indicate changes below:

                                          [ ] Address Change?   [ ] Name Change?


--------------------------------------------------------------------------------
SIGNATURE(S) IN BOX: (Please sign exactly as your name appears on the Proxy. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or partner, please give full title as such. If a corporation, please sign in full corporate name by president or by other authorized officer. If a partnership, please sign in partnership name by authorized person.)



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DATE:                                                     NUMBER OF SHARES:


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